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                                                                   Exhibit 10(b)
                                                           Form 10-QSB (3/31/97)


                           LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of March 5, 1997, by and between EIP Microwave, Inc. ("Borrower") whose address is 1745 McCandless Drive, Milpitas, CA 95035, and Silicon Valley Bank ("Silicon") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Silicon, Borrower is indebted to Silicon pursuant to, among other documents, a Loan and Security Agreement, dated March 10, 1992 (including the Schedule thereto), as may be amended from time to time (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Credit Limit in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the "A/R Facility"). The A/R Facility has been modified pursuant to, among other documents, a Loan Modification Agreement dated November 15, 1996, pursuant to which, among other things, the Credit Limit was decreased to One Hundred Eighty Five Thousand and 00/100 Dollars ($185,000.00) and a Loan Modification Agreement dated January 15, 1997, pursuant to among other things, the Credit Limit was increased to Five Hundred Thousand and 00/100 Dollars ($500,000.00). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Silicon shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES: Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents." Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents."

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   MODIFICATION(S) TO LOAN AGREEMENT (AND SCHEDULES THERETO).

          1. The Maturity Date as set forth in the section entitled "Maturity Date (Section 5.1)" is hereby deleted and replaced with March 4, 1998.

          2. The paragraph entitled "Financial Covenants (Section 4.1)" is hereby deleted and replaced with the following:

                    QUICK ASSET RATIO: Borrower shall maintain, on a monthly basis, beginning with the month ended January 31, 1997 a ratio of "Quick Assets" to current liabilities of not less than 0.50 to 1.00 through the month ending September 30, 1997, increasing to 0.60 to 1.00 thereafter.

                    TANGIBLE NET WORTH: Borrower shall maintain, on a monthly basis, beginning with the month ended
                    January 31, 1997, a tangible net worth of not less than $975,000.00.

                    DEBT TO TANGIBLE NET WORTH: Borrower shall maintain, on a monthly basis, beginning with the month ended
                    January 31, 1997, a ratio of total liabilities to tangible net worth of not more than 1.65 to 1.00.


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                                                                   Exhibit 10(b)
                                                           Form 10-QSB (3/31/97)

                    PROFITABILITY: Borrower shall be profitable (after taxes) on a quarterly basis with an allowance for losses not to exceed $300,000.00 for the quarter ending March 31, 1997, $165,000.00 for the quarter ending June 30, 1997, $110,000.00 for the quarter ending September 30, 1997 and $30,000.00 for the quarter ending December 31, 1997.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay to Silicon a fee in the amount of Five Thousand and 00/100 Dollars ($5000.00) (the "Loan Fee") plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Silicon is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Silicon's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Silicon to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Silicon and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Silicon in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon Borrower's payment of the Loan Fee.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                   SILICON:

EIP MICROWAVE, INC.                         SILICON VALLEY BANK

By:  /s/ Lewis R. Foster                    By:  /s/ Julie Schneider
------------------------                    -----------------------------

Name:    Lewis R. Foster                    Name:    Julie Schneider
------------------------                    -----------------------------

Title:   President                          Title:   Asst. Vice President
------------------------                    -----------------------------

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